                                                                  Exhibit f.11.1

                                OMNIBUS AMENDMENT

       OMNIBUS AMENDMENT, dated as of December 27, 2001, to the documents listed on Schedule A hereto (collectively, along with the schedules, exhibits, appendices and annexes thereto, the "Basic Documents").

       WHEREAS, the parties hereto have entered into one or more of the Basic Documents in connection with the issuance of the Series 2000-1 Notes by MCG Master Trust; and

       WHEREAS, MCG Finance Corporation II, a Delaware corporation, desires to convert into MCG Finance II, LLC, a Delaware limited liability company (the "Conversion"); and

       WHEREAS, subject to the conditions set forth herein the parties hereto desire to amend the Basic Documents to substitute MCG Finance Corporation II with MCG Finance II, LLC and to substitute MCG Credit Corporation with MCG Capital Corporation;

       NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

       1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of June 1, 2000, as amended, among MCG Master Trust, MCG Finance Corporation II and MCG Credit Corporation, or if not defined therein, the Basic Documents (as defined in the Sale and Servicing Agreement).

       2. From and after the date this Omnibus Amendment is signed by all the parties thereto, any reference to "MCG Finance Corporation II" in the Basic Documents shall be deemed a reference to "MCG Finance II, LLC" and all references to corporate standing, action or documents shall be deemed references to the corresponding standing, action and documents of a limited liability company.

       3. From and after the date this Omnibus Amendment is signed by all the parties thereto, any reference to "MCG Credit Corporation" in the Basic Documents shall be deemed to be references to "MCG Capital Corporation."

       4. All conditions precedent in the Basic Documents required in connection with the transactions contemplated by this Omnibus Amendment are deemed to satisfied or waived, as the case may be.

       5. All conditions precedent to the conversion of MCG Finance Corporation II set forth in the letter agreement dated October 29, 2001 between First Union Securities, Inc. and MCG are deemed satisfied or waived.

       6. Paragraph 5(a)(vii) of the Commercial Loan Sale Agreement is amended and restated in its entirety as follows:

        "At all times where the Originator is required to be registered as an investment company under the Investment Company Act of 1940 (the "40 Act") the Originator will maintain such registration in accordance with the 40 Act;"

     7. The Basic Documents are amended to take into account the requirements of the UCC as revised July 1, 2001 (the "Revised UCC").

     8. All representations and covenants of the parties are amended to take into account the requirements of the Revised UCC and the changes in names reflected in this Omnibus Amendment.

     9. Except as otherwise set forth herein, the Basic Documents shall continue in full force and effect in accordance with its terms.

     10. This Omnibus Amendment may be executed in one or more counterparts (including by facsimile), each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

     11. This Omnibus Amendment shall be effective upon all parties executing the same.

     IN WITNESS WHEREOF, the undersigned have executed this Omnibus Amendment as of the day and year first above written.

                                      MCG CAPITAL CORPORATION,
                                      as Seller and Servicer

                                      By: /s/ Samuel G. Rubenstein
                                          --------------------------------------
                                               Name:    Samuel G. Rubenstein
                                               Title:   General Counsel and
                                                        Executive Vice President

                                      MCG FINANCE CORPORATION II,
                                      as Purchaser, Depositor and Holder of all the Certificates


                                      By: /s/ Samuel G. Rubenstein
                                          -------------------------------------
                                               Name:    Samuel G. Rubenstein
                                               Title:   General Counsel and
                                                        Executive Vice President

                                      MCG MASTER TRUST

                                      By: MCG Capital Corporation,
                                          as Servicer


                                      By: /s/ Samuel G. Rubenstein
                                          --------------------------------------
                                               Name:    Samuel G. Rubenstein
                                               Title:   General Counsel and
                                                        Executive Vice President

                                      WELLS FARGO BANK
                                      MINNESOTA, NATIONAL
                                      ASSOCIATION,

                                      as Indenture Trustee

                                      By:  /s/ Sue Dignan
                                          --------------------------------------
                                               Name:    Sue Dignan
                                               Title:   Assistant Vice President

                                   WILMINGTON TRUST COMPANY,
                                   As Owner Trustee

                                   By: /s/ James P. Lawler
                                       -------------------------------
                                       Name:  James P. Lawler
                                       Title: Vice President

                                   VARIABLE FUNDING CAPITAL CORPORATION,
                                   as Holder of all the Series 2000-1 Notes

                                   By: First Union Securities, Inc.,
                                       as attorney-in-fact


                                   By: /s/ Frank E. Weise
                                       -------------------------------
                                       Name:  Frank Weise
                                       Title: Vice President

                                   FIRST UNION SECURITIES, INC.,
                                   As Deal Agent and Administrative Agent

                                   By: /s/ James L. Sigman
                                       -------------------------------
                                       Name:  James L. Sigman
                                       Title: Managing Director

                                                                      Schedule A

                             List of Basic Documents

1. Commercial Loan Sale Agreement dated as of June 1, 2000 between MCG Credit Corporation ("MCG") and MCG Finance Corporation II ("FinCo"), as amended.

2. Sale and Servicing Agreement dated as of June 1, 2000 among MCG Master Trust (the "Trust"), FinCo and MCG, as amended, including Appendix A thereto, as amended.

3. Trust Agreement dated as of June 1, 2000 between FinCo and Wilmington Trust Company, as Owner Trustee, as amended.

4. Note Purchase Agreement dated as of June 1, 2000 among the Trust, MCG, Variable Funding Capital Corporation and First Union Securities Inc., as amended.

5. Indenture dated as of June 1, 2000 between the Trust and Wells Fargo Bank Minnesota, National Association (formerly-know as Norwest Bank Minnesota, National Association), as amended.

6. Series 2000-1 Terms Supplement dated as of June 1, 2000 between the Trust and the Indenture Trustee, as amended.

7. Fee Letter dated as of June 1, 2000 between the Issuer and VFCC Deal Agent, as amended.

8. All other documents and agreements executed in connection with any of the documents listed above in 1-7.